                                                                EXHIBIT 23(1)

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-60267 and Form S-8 No. 33-60265) pertaining to the Assumed Options of Mykotronx, Inc., 1987 Non-Qualified Stock Option Plan, 1987 Incentive Stock Option Plan and 1990 Stock Option Plan of Rainbow Technologies, Inc., of our report dated February 25, 1997, with respect to the consolidated financial statements and schedule of Rainbow Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                ERNST & YOUNG LLP


Orange County, California
March 29, 1997